Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-52723) and in the related Prospectuses of our report dated June 20, 1999 with respect to the financial statements of Venus Holdings
Limited. included in this Current Report (Form 8-K/A) of Cunningham Graphics International, Inc. dated September 2, 1999.



                                                     /s/ Kingston Smith

London
September 2, 1999